Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 No. 333-11998, 333-107242, 333-129762, 333-157585, 333-161207, 333-163445, 333-163446, 333-176968 and 333-182045) of PartnerRe Ltd., and

(2)	Registration Statement No. 333-203234 on Form S-3 of PartnerRe Ltd.;

of our reports dated March 13, 2018, with respect to the consolidated financial statements and schedules of PartnerRe Ltd., included in this Annual Report (Form 20-F) of PartnerRe Ltd. for the year ended December 31, 2017.

/S/ Ernst & Young Ltd.
Ernst & Young Ltd.
Hamilton, Bermuda
March 13, 2018